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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported)
                               AUGUST 27, 2001
                               ---------------



                          STURM, RUGER & COMPANY, INC.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)


                  001-10435                               06-0633559
             -----------------------        ------------------------------------
            (Commission File Number)        (IRS Employer Identification Number)


                  ONE LACEY PLACE, SOUTHPORT, CONNECTICUT 06490
                  ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


             Registrant's telephone number, including area code (203) 259-7843
                                                                --------------






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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS


         Effective August 27, 2001, the Audit Committee of Sturm, Ruger & Company, Inc. (the "Company") dismissed Ernst & Young LLP and appointed KPMG LLP as its independent auditors.

         Ernst & Young LLP's reports on the Company's financial statements for the past two years did not contain an adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

         During the two most recent fiscal years and the subsequent interim period preceding August 27, 2001, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         The Company has requested Ernst & Young LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements.

         The Company (or someone on its behalf) has not consulted KPMG LLP during the two most recent fiscal years and the subsequent interim period preceding August 27, 2001 regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      STURM, RUGER & COMPANY, INC.

                                      By: /s/     Erle G. Blanchard
                                          --------------------------------
                                          Name:   Erle G. Blanchard
                                          Title:  Vice President

Date:  August 31, 2001